Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
OF ALTERRA HEALTHCARE CORPORATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2003 of Alterra Healthcare Corporation (the “Issuer”).

I, Mark W. Ohlendorf, the Chief Financial Officer of Issuer, certify that, to the best of my knowledge:

(a)     the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended; and

(b)     the information contained in the Form 10-Q fairly presents, in all material respect, the financial condition and results of operations of the Issuer.

Dated: August 14, 2003
  /s/ Mark W. Ohlendorf
Mark W. Ohlendorf
President, Chief Financial Officer and Secretary